_______________________________________

 11 DOWNE LANE, WILTON, CONNECTICUT 06897

TEL: 469.826.9162 E-MAIL: george.schneider@redrivercapitalpartners.com

PRIVATE AND CONFIDENTIAL                                                                                        June 14, 2006

Mr. William E. Prince                                                                                                                 By E-mail: bill.prince@ietltd.net

Chief Executive Officer                                                                                                             and Overnight Delivery

Integrated Environmental Technologies, Ltd.

4235 Commerce Street

Little River, SC 29566

Dear Bill:

This letter agreement (this “Agreement”) confirms our understanding that Integrated Environmental Technologies, Ltd. and its subsidiaries and affiliates (“Integrated” or the “Company”) has engaged Red River Capital Partners LLC and its successors and assigns (“Red River” or the “Advisor”) to act, in the capacity of an independent contractor, as its financial advisor, investment banker and capital markets agent, where appropriate, in connection with: 1) advising the Company as to its current capital structure, pre-money valuation and approach to the capital markets and; 2) the placement by the Company of revolving lines of credit, short-term loans and/or other types of short-term credit facilities in the amount of up to approximately $1,000,000 (individually and collectively, the “Bridge Loan”) and; 3) the placement by the Company of securities associated with, (a) a debt financing in the amount of up to approximately $10,000,000 of bonds and/or bank debt (the “Debt Securities”) and/or (b) an equity financing in the amount of up to approximately $10,000,000 of common and/or preferred stock (the “Equity Securities”, and collectively with the Debt Securities, the “Securities”) and; 4) the execution by the Company of any transaction pursuant to which the business of the Company is combined through a merger, joint venture, consolidation, reorganization or other business combination and/or the acquisition of an interest in the Company by way of an exchange offer, tender offer, negotiated purchase or any other means (individually and collectively, a “Business Combination”).

Retention

For the Term hereof, as defined herein, Integrated hereby appoints Red River as the Company’s financial advisor, investment banker and capital markets agent in connection with the placement of the Bridge Loan, the Securities and the execution of a future Business Combination.

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

Subject to the terms and conditions of this Agreement, Red River, in the capacity of an independent contractor, accepts this appointment. The Advisor agrees that in its capacity hereunder, it will use its commercially reasonable best efforts, consistent with its business judgment, to advise the Company and arrange a placement of the Bridge Loan, the Securities and the execution of a Business Combination. In no event shall the Advisor be obligated to participate in the Bridge Loan, purchase the Securities and/or participate in a Business Combination for its own account or for the accounts of the Investors, as defined herein.

Services

For the Term hereof, the services to be performed by the Advisor shall include, but not be limited to:

(a)	Meeting with the management of Integrated to review the Company’s historic, current and prospective operations, business and financial conditions;

(b)	Completing a due diligence review of Integrated to determine the Advisor’s view of the expected cash flow, borrowing capacity, current and potential enterprise value of Integrated;

(c)	Advising Integrated as to appropriate structure, terms and conditions to be included in the Bridge Loan, the Securities and/or Business Combination;

(d)

Preparing the appropriate Offering Material, as herein defined, to be used to solicit prospective investors for the Bridge Loan (the “Bridge Investors”), prospective investors for the Securities (the “Security Investors”, and collectively with the Bridge Investors, the “Investors”) and/or parties interested in a Business Combination;

(e)	Identifying and contacting the Investors and/or parties interested in a Business Combination;

(f)	Recommending a negotiating strategy and assisting in negotiating the terms and conditions of the Bridge Loan, the Securities and/or a Business Combination; and

(g)	Assisting in closing the Bridge Loan, the Securities and/or a Business Combination.

Fee Structure

As compensation to the Advisor for its services hereunder, Integrated agrees to pay the Advisor the following fees (collectively, the “Fees”):

(a)          A non-refundable retainer fee, payable in two parts: 1) the first part, a non-cash payment for services hereunder as it would concern the first three (3) months of the Term hereof, consisting of a payment of common stock of the Company and; 2) the second part, a cash payment for services hereunder as it would concern the fourth through ninth months of the Term hereof, consisting of a series of cash payments. The first part of the retainer fee, a payment of

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

common stock of the Company, equal to one percent (1.0%) of the fully diluted shareholder interest of the Company as of the date of execution of this Agreement (the “Non-Cash Retainer”). The Non-Cash Retainer shall be payable no later than fifteen (15) days from the date of execution of this Agreement. The Non-Cash Retainer is subject to adjustment to one percent (1.0%) of the fully-diluted shareholder interest of the Company, on a full ratchet anti-dilution basis, for a period of twelve (12) months from the date of execution of this Agreement. Within sixty (60) days from the date of execution of this Agreement, the Company shall use its commercially reasonable best efforts to file a registration statement under the Securities Act of 1933, as amended, registering the common stock of the Company associated with the Non-Cash Retainer. The second part of the retainer fee, payable in cash, of $7,500 per month for six (6) months of the Term hereof (the “Cash Retainer Fee”, and collectively with the Non-Cash Retainer Fee, the “Retainer Fee”). The Cash Retainer Fee shall be payable in advance in equal payments every two months, consisting of: 1) the first payment of $15,000, representing the September 15, 2006 and October 15, 2006 monthly payments, to be paid September 15, 2006 and; 2) subsequent payments of $15,000 to be paid on the first business day of each subsequent two month period for the Term hereof, beginning November 15, 2006 as it would concern the November 15, 2006 and December 15, 2006 monthly payments. The Cash Retainer Fee shall serve as a credit toward the Debt Financing Fee, Equity Financing Fee or the Business Combination Fee, all as defined herein;

(b)          A bridge loan financing fee, payable in cash upon the closing of the placement of the Bridge Loan (the “Bridge Loan Closing”), equal to: 1) eight percent (8.0%) of the total proceeds raised by the Company in the placement of the Bridge Loan and/or; 2) four percent (4.0%) of the total proceeds raised by the Company in the placement of the Bridge Loan, if such placement (i) required any participation by or work product of any nature from the Advisor and (ii) was conducted with those specific Bridge Investors , as identified in Appendix A attached hereto and made a part hereof, acting as direct principal investors for their own account, both introduced by the Company in such placement and known by the Company as of the date of this Agreement (individually and collectively, “Company Known Bridge Investors”) and/or; 3) no equity financing fee in the placement of such Bridge Loan if such placement (i) required no participation by or work product of any nature from the Advisor and (ii) was conducted with Company Known Bridge Investors (the “Bridge Loan Financing Fee”).

For the purpose of this Agreement, the placement of revolving lines of credit, short-term loans and/or other types of short-term credit facilities associated with the Bridge Loan that are convertible into equity shall be deemed to be Equity Securities. As such, should a closing of the placement of such a Bridge Loan this is convertible into such equity take place, the Equity Financing Fee, as defined herein, and the Equity Financial Advisory Fee, as defined herein, shall apply;

(c)         A debt financing fee, payable in cash upon the closing of the placement of the Debt Securities (the “Debt Closing”), equal to: 1) three percent (3.0%) of the total proceeds raised by the Company in the placement of the Debt Securities, if such Debt Securities are publicly rated investment grade by a nationally recognized independent rating agency or five percent

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

(5.0%) of the total proceeds raised by the Company in the placement of the Debt Securities, if such Debt Securities are not rated or publicly rated less than investment grade by a nationally recognized independent rating agency and/or; 2) one and one-half percent (1.5%) of the total proceeds raised by the Company in the placement of the Debt Securities, if such Debt Securities are publicly rated investment grade by a nationally recognized independent rating agency or two and one-half percent (2.5%) of the total proceeds raised by the Company in the placement of the Debt Securities, if such Debt Securities are not rated or publicly rated less than investment grade by a nationally recognized rating agency and further provided in the case of 2) if such placement (i) required any participation by or work product of any nature from the Advisor and (ii) was conducted with those specific Investors, as identified in Appendix A attached hereto and made a part hereof, acting as direct principal investors for their own account, both introduced by the Company in such placement and known by the Company as of the date of this Agreement (individually and collectively, “Company Known Security Investors”) and/or; 3) no debt financing fee in the placement of such Debt Securities if such placement (i) required no participation by or work product or any nature from the Advisor and (ii) was conducted with Company Known Security Investors (the “Debt Financing Fee”).

For the purpose of this Agreement, Debt Securities that are convertible into equity shall be deemed to be Equity Securities. As such should a closing of the placement of such Debt Securities that are convertible into equity take place, the Equity Financing Fee, as herein defined, and the Equity Financial Advisory Fee, as herein defined, shall apply.

(d)          An equity financing fee, payable in cash upon the closing of the placement of the Equity Securities and/or the Debt Securities and/or the Bridge Loan, if such Debt Securities and/or the Bridge Loan is convertible into equity (the “Equity Closing”, and collectively with the Debt Closing, the “Securities Closings”), equal to: 1) eight percent (8.0%) of the total proceeds raised by the Company in the placement of such Equity Securities and/or; 2) four percent (4.0%) of the total proceeds raised by the Company in the placement of such Equity Securities, if such placement (i) required any participation by or work product of any nature from the Advisor and (ii) was conducted with Company Known Security Investors and/or; 3) no equity financing fee in the placement of such Equity Securities if such placement (i) required no participation by or work product of any nature from the Advisor and (ii) was conducted with Company Known Security Investors (the “Equity Financing Fee”);

(e)          An equity financial advisory fee, payable in warrants upon the Equity Closing, consisting of warrants to acquire shares of the common stock of the Company equal to: 1) three percent (3.0%) of the fully diluted shareholder interest of the Company after the effect of the issuance of the Equity Securities, with a strike price equal to the implied sale price per share in the placement of such Equity Securities and/or; 2) one and one-half percent (1.5%) of the fully diluted shareholder interest of the Company after the effect of the issuance of the Equity Securities, with a strike price equal to the implied sale price per share in the placement of such Equity Securities, if such placement (i) required any participation by or work product of any nature from the Advisor and (ii) was conducted with Company Known Security Investors and/or; 3) no equity

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

financing advisory fee in the placement of such Equity Securities, if such placement (i) required no participation by or work product of any nature from the Advisor and (ii) was conducted with Company Known Security Investors (the “Equity Advisory Fee”), with a term of five (5) years, without transfer costs and with customary and ordinary piggy-back registration rights; and

(f)           A business combination fee, payable in cash upon the closing of a Business Combination (the “Business Combination Closing”, and collectively with the Bridge Loan Closing, the Debt Closing and the Equity Closing, the “Closings”), equal to: 1) two percent (2.0%) of the Company’s Total Enterprise Value, as defined herein, calculated at the date of such Business Combination and/or; 2) one percent (1.0%) of the Company’s Total Enterprise Value, calculated at the date of such Business Combination, if such transaction (i) required any participation by or work product of any nature from the Advisor and (ii) was conducted with those specific parties, as identified in Appendix A attached hereto and made a part hereof, acting as direct principals for their own account, both introduced by the Company in such transaction and known by the Company as of the date of this Agreement (individually and collectively, “Company Known Participants”) and/or; 3) no business combination fee in the closing of such business combination if such transaction required no participation by or work product of any nature from the Advisor and (ii) was conducted with Company Known Participants (the “Business Combination Fee”).

For the purpose of this Agreement, the term “Total Enterprise Value” means an amount equal to the sum of the aggregate fair market value of any securities issued and any other non-cash consideration received (including, without limitation, any joint venture interest delivered to, or retained by the Company), and any cash consideration paid, to the Company or its security holders in connection with a Business Combination, and the amount of all indebtedness of the Company, which is assumed to be forgiven or retired in connections with such a Business Combination. The fair market value of any securities issued and any other non-cash consideration delivered or retained in connection with such Business Combination will be the value determined by the Company and the Advisor upon such Business Combination Closing.

With the exception of the Retainer Fee, the above specified Fees will be payable in respect of the services rendered in connection with each separate placement of the Bridge Loan, the Securities and/or execution of a Business Combination, whether such placement and/or business combination has been arranged by the Advisor, by another agent of the Company or directly by the Company and whether such placement and/or business combination is conducted in one transaction or a series of transactions.

Expense Reimbursement

In addition to any Fees that may be payable to the Advisor under this Agreement, Integrated agrees to reimburse the Advisor, on a monthly basis or at such other times as the Advisor may request, for all of the Advisor’s reasonable documented out-of-pocket expenses and travel expenses incurred in connection with its activities hereunder, without regard to whether or not any of the Closings occur, including the fees and disbursements of its outside legal counsel, if

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

any, resulting from or arising out of this engagement. The Advisor’s expenses, exclusive of the reasonable fees and disbursements of its outside legal counsel, shall not cumulatively exceed $2,500 per month without the prior written approval of the Company. Notwithstanding the foregoing, the Company shall have a prior opportunity to review the terms of any engagement of outside counsel by the Advisor in connections with the transactions contemplated in this Agreement and that the Company shall promptly provide the Advisor with objections, if any, to the proposed engagement. The Advisor agrees to reasonably consider any such objections in view of the Company’s obligations hereunder to assume responsibility for such expenses.

Term

The term of this Agreement shall, except as otherwise mutually agreed, run for a period of two hundred and seventy (270) days from the date this Agreement is executed (the “Term”). In addition, if material progress has been made during the Term to facilitate any of the Closings, the parties hereto agree to extend the Term of this Agreement for an additional period of up to sixty (60) days as may be reasonable and necessary to complete any of the Closings. The foregoing notwithstanding, the Advisor shall be entitled to the Fees as provided herein with respect to any placement of the Bridge Loan, the Securities and/or execution of a Business Combination that 1) utilizes: (a) any proprietary or non-public, at the time it was provided, information or data which the Advisor has provided, and may continue to provide during the term hereof, regarding any specific structure, terms and/or conditions; or (b) any information or data which the Advisor has provided, and may continue to provide during the Term hereof, regarding any Investors and/or parties interested in participating in a Business Combination to be included in the Bridge Loan, the Securities and/or a Business Combination and 2) is consummated within one (1) year from the expiration or termination of this Agreement.

Termination

The engagement hereunder may be terminated by the Company or the Advisor at any time upon ten (10) days prior written notice to the other, provided that the Advisor shall be entitled to the Fees and reimbursement of expenses in accordance with this Agreement through the date of termination; further provided however, that if this Agreement is terminated by the Advisor because of a material breach by the Company or if the Company shall terminate this Agreement for any reason other than a material breach by the Advisor of the timely performance of its obligations, and provided that if a placement of the Bridge Loan, the Securities and/or a Business Combination that: 1) utilizes (a) any proprietary or non-public, at the time it was provided, information or data which the Advisor has provided, and may continue to provide during the term hereof, regarding any specific structure, terms and/or conditions; or (b) any information or data which the Advisor has provided, and may continue to provide during the Term hereof, regarding any Investors and/or parties interested in participating in a Business Combination to be included in the Bridge Loan the Securities and/or a Business Combination and 2) is consummated within one (1) year after such termination, the Advisor shall thereupon be paid the Fees as provided herein.

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

Information

Integrated will furnish to the Advisor on a timely basis, and in a satisfactory format and detail to the Advisor, such data and information as the Advisor may reasonably request. The Company represents and warrants that such data and information is or will be accurate and complete in all material respects. The Company acknowledges that the Advisor is relying, without independent verification, on the accuracy and completeness of all information furnished to it by the Company. The Company further agrees that its failure or inability to expeditiously provide such data or information, or to secure timely access to key personnel and facilities, may have a material adverse affect on the scope, timing and success of this engagement.

Offering Material

The Advisor may, upon review and approval of Integrated, prepare a term sheet, research report, private placement memorandum, information memorandum, official statement and/or remarketing memorandum, with respect to the Company and the placement of the Bridge Loan, the Securities and/or execution of a Business Combination (all such documents, in the form finally approved by the Company, taken individually and collectively shall be hereafter referred to as the “Offering Material”). The Company represents and warrants that the information provided by it to the Advisor for inclusion in the Offering Material will not include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make statements contained therein, in light of the circumstances under which they are being made, not misleading. The Company agrees to advise the Advisor immediately in writing of the occurrence of any event or any other change known to the Company which results in the Offering Material containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances under which they were made, not misleading. Integrated agrees to execute certificates evidencing representations and warranties of the Company respecting material information or statements contained in the Offering Material.

Integrated authorizes the Advisor, as its agent; to furnish any Investors and/or parties interested in participating in a Business Combination, copies of the Offering Material and any other document or relevant information supplied to the Advisor.

Conditions of Placement

The Advisor agrees to use its commercially reasonable best efforts, consistent with its business judgment, to affect the Closings as soon as practicable. The Closings are conditioned upon and subject to, among other things, documentation reasonably acceptable to Integrated and the Advisor, market conditions applicable to the debt and/or equity markets and satisfaction of the conditions set forth in each bridge loan agreement, debt and/or equity purchase agreement and/or business combination agreement (individually and collectively, the “Financing Agreements”) to be entered into by and between the Company and the respective Investors and/or busi

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

ness combination parties named therein, and in the Offering Material, including any supplements and amendments thereto.

No Unauthorized Use of Advice

Any summary of, or reference to, any communication, whether written or oral with respect thereto, in whole or in part, to third party advisors will be subject, in each instance to said party’s written agreement to confidentiality, nondisclosure and indemnification of the Advisor. Notwithstanding the preceding sentence, nothing in this Agreement shall be construed as a prohibition on the distribution of any communication as required by implementation of the placement of the Bridge Loan, the Securities and/or execution of a Business Combination, to officers of the Company, their legal counsel, accountants or financial consultants or to regulatory agencies. If the Advisor resigns prior to the dissemination of any Offering Material, or prior to the finalization of the forms of the Financing Agreements or any other documents or information prepared in connection with the placement of the Bridge Loan, the Securities and/or execution of a Business Combination, the Term hereof shall be deemed ended and no reference to the Advisor whatsoever shall be made in materials disseminated after said resignation.

Confidentiality

The Advisor agrees to keep non-public information confidential so long as it remains non-public, unless disclosure is required by law or requested by any governmental or regulatory agency or body, and will not make any use thereof, except in connection with its services hereunder.

Other than as agreed or as strictly required by implementation of the placement of the Bridge Loan, the Securities and/or execution of a Business Combination, Integrated shall not convey to the public through advertising, public relations, news, sales, mail, direct transmittal, or other media, nor through any offering circular or registration statement, prospectus, appraisal, loan or other agreements or documents all or any part of written or oral presentation with respect to the placement of the Bridge Loan, the Securities and/or Business Combination, nor other communication or documentation delivered, nor any reference to the Advisor or to any individuals assigned by the Advisor to this engagement, without the prior written consent of the Advisor.

Indemnification

If either party to this Agreement brings an action based on this Agreement, the prevailing party shall be entitled to recover reasonable expenses therefor, including, but not limited to, attorneys’ fees, expenses and court costs.

In addition, Integrated agrees to indemnify and hold harmless the Advisor and his affiliates, counsel and other professional advisors, the respective directors, officers, agents and employees of each of the foregoing or any of their affiliates within the meaning of either Section 15

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

of the Securities Act of 1933, as amended, or Section 20 of the Securities and Exchange Act of 1934, as amended, (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), on a current basis as incurred, from and against all losses, claims, damages, expenses or liabilities resulting from, relating to, or arising out of action taken or omitted to be taken (i) by the Company or (ii) by an Indemnified Party in good faith pursuant to the terms of, or in connection with, services rendered pursuant to this Agreement or any of the transactions covered thereby. In addition, the Company agrees to reimburse each Indemnified Party for all reasonable out-of-pocket and direct expenses (including reasonable fees and expenses of counsel) as they are incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Party is named party.

Notwithstanding the foregoing, Integrated shall not be liable to an Indemnified Party in respect to any loss, claim, damage, liability or expense to the extent the same is determined, in a final judgment by a court of competent jurisdiction, to have resulted primarily and directly from the gross negligence or willful misconduct of that Indemnified Party.

In the event of the assertion against any Indemnified Party of any claim or the commencement of any action or proceeding, Integrated shall be entitled to participate in such action or proceeding, and in the investigation of such claim, and after written notice from the Company, to assume the investigation or defense of such claim, action or proceeding with counsel of its choice at its expense; provided however, that such counsel shall be reasonably satisfactory to that Indemnified Party. Notwithstanding Integrated’s election to assume the defense or investigation of such claim, action or proceeding, any Indemnified Party shall have the right to employ separate counsel (and local counsel, if necessary) and to participate in the defense or investigation of such claim, action or proceeding, and the Company shall advance and bear the expense (including reasonable fees and disbursements) of such separate counsel. In the event that Integrated shall have assumed the defense or investigation of any claim, action or proceeding, the Company may not settle any such claim, action or proceeding without the written consent of any Indemnified Party named as defendant therein.

If for any reason the foregoing indemnification is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated herein then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party as result of such loss, claim, liability or expense in such proportion as it appropriate to reflect not only the relative benefits received by the Company and their affiliates and any prejudgment interest during the relevant time period, on the one hand, and the Advisor, or the other applicable Indemnified Party, as the case may be, on the other hand, but also the relative fault of the Company and their affiliates and any Indemnified Party, as the case may be, as well as any other relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Parties to all losses, claims, liabilities, damages and expenses shall not exceed the amount of fees actually received by the Advisor pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Advisor on the other hand with respect to any transaction

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value of the transaction to (ii) the fee paid to the Advisor with respect to such transaction.

No Indemnified party shall have any liability to Integrated or any other person in connection with the services rendered pursuant to this Agreement, except for the liability for losses, claims, damages or liabilities finally judicially determined to have resulted from such Indemnified Party’s gross negligence or willful misconduct. The indemnity, contribution and expense reimbursement obligations set forth herein shall be in addition to any liability the Company may have to an Indemnified Party at common law or otherwise, and shall survive the expiration of the term of this Agreement.

If any personnel of an Indemnified Party appears as a witness, are deposed or are otherwise involved in the defense of any action against any Indemnified Party, Integrated or any officer or director of the Company, Integrated will reimburse such Indemnified Party for all reasonable out-of-pocket and direct expenses (including the reasonable fees and expenses of counsel for such Indemnified Party) incurred by it by reason of any of its personnel being involved in any such action and will compensate the Advisor for time spent, by his agents preparing for and testifying as witnesses in any deposition or proceeding at the Advisor’s customary daily rates.

Governing Law; Jurisdiction: Arbitration.

a.	This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

b.

If any dispute arising under this Agreement is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith. If the parties are unable to resolve the dispute between them within twenty (20) business days (or such period as the parties shall otherwise agree) through these negotiations, then any such disputes shall be settled by binding arbitration in accordance with this Agreement and the following procedures:

(i)	Any arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association (the “AAA”) then in effect;

(ii)	Either party shall serve upon the other parties a written demand that the dispute be arbitrated, specifying in reasonable detail the nature of the dispute to be submitted to arbitration;

(iii)	Within thirty (30) days after service of a demand for arbitration, the parties shall attempt to agree upon a single arbitrator;

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

(iv)

In the event the parties cannot agree upon a single arbitrator, any party may request the AAA to appoint an arbitrator in accordance with its rules; except that if the parties fail to agree upon an arbitrator from the persons named by the AAA or if for any reason the appointment cannot be made from the lists submitted by the AAA, then Integrated, on the one hand, and the Advisor, on the other hand, shall appoint an arbitrator within seven (7) days thereafter and the third arbitrator shall be appointed by the AAA;

(v)	The arbitration proceeding shall be held in New York, New York;

(vi)

The arbitrators shall have no power or authority to add to or detract from the agreements of the parties. The arbitrators shall have no authority to award punitive, exemplary, consequential, special, indirect or incidental damages;

(vii)

The expenses of arbitration shall be borne equally by Integrated, on the one hand, and the Advisor, on the other hand, unless the arbitrators determine that one of the parties has not proceeded in good faith with respect to the matters submitted for arbitration, in which case, such party shall bear fully the expenses of arbitration; and

(viii)	Judgment may be entered on any arbitration award in any court of competent jurisdiction.

Survival

The fee, expense reimbursement and indemnification obligations of Integrated contained herein shall be in addition to any liability the Company may otherwise have to the Advisor, or any Indemnified Parties, and shall survive the termination hereof.

Company or Corporate Obligation

The obligations of Integrated and Red River hereto are solely company or corporate obligations, and no officer, director, employee, agent, member or controlling person shall be subject to any personal liability to the Company or the Advisor whatsoever, nor will any such claim be asserted by or on behalf of the Company or the Advisor or any person relying on the written or verbal conclusions of the Company or the Advisor.

Integrated understands that the Advisor may be associated with a securities firm engaged in securities trading and brokerage activities, as well as providing financial advisory, investment banking, placement agent and other financial services. It should be further understood that in accordance with the regulations governing the securities industry, the Advisor and the Company

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

acknowledge that neither the Advisor nor a securities firm that may be associated with the Advisor, has not promised or agreed that, as part of the investment banking agreement, the Advisor and/or a securities firm that may be associated with the Advisor, will make a market in any debt or equity securities or senior loans of the Company. In the ordinary course of business to include trading, brokerage and financial services activities, conducted by the Advisor or a securities firm that may be associated with the Advisor, the Advisor and/or a securities firm that may be associated with the Advisor or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own accounts or the accounts of customers, in debt or equity securities or senior loans of the Company or its competitors or any other company that may be involved with the Advisor and/or a securities firm that may be associated with the Advisor.

Subsequent Transactions

If at any time within one (1) year from any of the Closings, Integrated considers retaining an investment banker, placement agent or other similar agent in connection with any related or unrelated investment banking or financing services for the Company, the Company will afford the Advisor the right of first refusal to be its investment banker, placement and/or other similar agent role for such services.

Compliance with Securities Laws

The Company will not, directly or indirectly, make any offer or sale of any of the Securities or securities of the same or a similar class as the Securities, or take any other action (such as any form of general solicitation or general advertising relative to the Securities) the result of which would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded under applicable securities laws, and the Company has not made and will not make, directly or indirectly, any offers or sales of the Securities or securities of the same or a similar class as the Securities during the Term hereof. The Company also agrees that it will take such action (if any) as the Advisor may reasonably request to qualify the Securities for offer and or secure appropriate exemptions under the securities laws of such states as the Advisor may specify, and that it will make any filings or take other actions required under applicable state securities laws in connection therewith.

Notice

Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered to: (a) Integrated Environmental Technologies, Ltd. at its offices, 4235 Commerce Street, Little River, SC 29566 Attention: William Prince, Chief Executive Officer and (b) Red River Capital Partners LLC at its offices; 11 Downe Lane, Wilton, CT 06897 Attention: George Schneider, Managing Member.

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

Sole and Entire Agreement; Binding Effect

This Agreement is the sole and entire Agreement between the parties pertaining to its subject matter and supersedes all prior agreements, representations and understandings of the parties. No modification of this Agreement shall be binding unless agreed to in writing by the Advisor and Integrated. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto provided that neither this Agreement nor any of the Advisors’ rights, undertakings or obligations hereunder may be assigned by the Advisor without the prior written consent of the Company.

Mr. William E. Prince

Integrated Environmental Technologies, Inc.

Kindly indicate your assent to the terms and conditions of our understanding by signing this Agreement, whereupon this Agreement shall constitute a binding contract between Integrated and the Advisor. Please return one copy of this Agreement (the other copy of which is for your files).

Very truly yours,

RED RIVER CAPITAL PARTNERS LLC

By:
George L. Schneider
Managing Member

The foregoing has been read, understood and approved, and the undersigned does hereby agree to retain Red River Capital Partners LLC upon the terms and conditions contained herein. By execution hereof, the undersigned represents full power and authority to bind Integrated Environmental Technologies, Ltd., to the terms and conditions hereof.

Agreed and accepted this ______ day of June 2006:

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

By
William E. Prince
Chief Executive Officer